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Exhibit 11.1
                            CITYSCAPE FINANCIAL CORP.
                        COMPUTATION OF EARNINGS PER SHARE

                                                                      Year Ended December 31,
                                                          -----------------------------------------------
                                                             1997 (1)          1996 (2)        1995
                                                          --------------   -------------   --------------

Earnings (loss) from continuting operations               ($118,505,912)   $  23,875,285   $   8,120,381
Preferred stock dividends                                    (4,547,061)               -               -
                                                          -------------    -------------   -------------
Earnings (loss) applicable to common stock                 (123,052,973)      23,875,285       8,120,381
Earnings (loss) from discontinued operations               (245,906,000)      26,805,597       3,750,227
Loss from disposal of discontinued operations               (49,939,996)               -               -
Extraordinary item                                                    -                -        (295,943)
                                                          -------------    -------------   -------------
Net earnings (loss) applicable to common stock            ($418,898,969)   $  50,680,882   $  11,574,665
                                                          -------------    -------------   -------------
Adjustment to net earnings (loss):
Add: After-tax interest expense from Convertible
       Debentures                                                     -                -               -
     Preferred stock dividends                                        -                -               -
                                                          -------------    -------------   -------------
   Total adjustments                                                  -                -               -
                                                          -------------    -------------   -------------
Earnings (loss) applicable to common stock                ($123,052,973)   $  23,875,285   $   8,120,381
Earnings (loss) from discontinued operations               (245,906,000)      26,805,597       3,750,227
Loss from disposal of discontinued operations               (49,939,996)               -               -
Extraordinary item                                                    -                -        (295,943)
                                                          -------------    -------------   -------------
Adjusted net earnings (loss) applicable to common stock   ($418,898,969)   $  50,680,882   $  11,574,665
                                                          =============    =============   =============

Weighted average common shares                               33,244,212       29,404,557      21,243,536

Effect of dilutive securities:
  Warrants                                                            -                -       2,260,419
  Stock options                                                       -        1,133,434         334,662
  Convertible preferred stock                                         -                -               -
  Convertible Debentures                                              -                -               -
                                                          -------------    -------------   -------------
Adjusted weighted average common shares                      33,244,212       30,537,991      23,838,617
                                                          =============    =============   =============

EARNINGS (LOSS) PER COMMON SHARE:
  Basic
    Continuing operations                                        ($3.70)           $0.81           $0.38
    Discontinued operations                                       (7.40)            0.91            0.18
    Disposal of discontinued operations                           (1.50)               -               -
    Extraordinary item                                                -                -           (0.02)
                                                          -------------    -------------   -------------
      Net (loss) earnings                                       ($12.60)           $1.72           $0.54
                                                          =============    =============   =============
  Diluted
    Continuing operations                                        ($3.70)           $0.78           $0.34
    Discontinued operations                                       (7.40)            0.88            0.16
    Disposal of discontinued operations                           (1.50)               -               -
    Extraordinary item                                                -                -           (0.01)
                                                          -------------    -------------   -------------
      Net (loss) earnings                                       ($12.60)           $1.66           $0.49
                                                          =============    =============   =============

(1) For the year ended December 31, 1997, the incremental shares from assumed conversions are not included in computing the diluted share amounts because their effect would be antidilutive since an increase in the number of shares would reduce the amount of loss per share.

(2) For the year ended December 31, 1996, the effect of the Convertible Debentures is antidilutive and is not included in the computation of diluted EPS. Earnings from continuing operations is used as the "control number" in determining whether these potential common shares are dilutive or antidilutive.